SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 3, 2016

RX Safes, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55373	27-2928918
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

170 Green Valley Parkway, Suite 300 Henderson, NV	89012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 702-800-4620

_______________________________________ ______________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03 Amendments to Articles of Incorporation or Bylaws

On March 3, 2016, we amended the Certificate of Designation (the “Amended Certificate of Designation”) for our Series B Convertible Preferred Stock (the “Series B Stock”). The features of our Series B Stock before the Amended Certificate of Designation are set forth in the original Certificate of Designation as contained in Exhibit 3.1 to our Current Report on Form 8-K that we filed with the Securities and Exchange Commission on September 25, 2015. Under the Amended Certificate of Designation, we added a new Section 11, which provides that the holders of the Series B Stock shall forfeit their shares of Series B Stock upon the occurrence of any of the following events:

  The holder becomes an officer or director of any competing company;
  The holder becomes an affiliate of any competing company;
  The holder violates any non-discloure agreements executed with our company;
  The holder violates any SEC regulations;
  The holder is convicted of a felony in connection with securities fraud; or
  The holder performs any act in contravention to our company.

No other changes were made in the Amended Certificate of Designation.

The complete rights of the holders of Series B Stock are now defined in the Amended Certificate of Designation filed with the Nevada Secretary of State on March 3, 2016, attached hereto as Exhibit 3.1, and incorporated by reference herein.

Section 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
3.1	Amended Certificate of Designation for Series B Convertible Preferred Stock

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RX Safes, Inc.

/s/ Lorraine Yarde

Lorraine Yarde

CEO

Date: March 7, 2016

3